Exhibit 2.23

FINAL TERMS

8 May 2013

Portugal Telecom International Finance B.V.

(a private company with limited liability incorporated under the laws of The Netherlands and having its corporate seat in Amsterdam, The Netherlands)

Issue of €1,000,000,000 4.625 per cent. Notes due 8 May 2020 under the €7,500,000,000

Euro Medium Term Note Programme.

with the benefit of a Keep Well Agreement given by

Portugal Telecom, SGPS, S.A.

and with the benefit of a Keep Well Agreement given by

PT Comunicações, S.A.

PART A — CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 1 June 2012 which constitutes a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the Offering Circular. Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Offering Circular. The Offering Circular is available for viewing at, and copies may be obtained from, Herikerbergweg 238, 1101 CM Amsterdam Zuidoost, The Netherlands.

1.	Issuer:		Portugal Telecom International Finance B.V.

2.	(a)	Series Number:	29

	(b)	Tranche Number:	1

3.	Specified currency or Currencies		Euro (“€”)

4.	Aggregate Nominal Amount

	(a)	Series:	€1,000,000,000

	(b)	Tranche:	€1,000,000,000

5.	Issue Price of Tranche:		100.00 per cent. of the Aggregate Nominal Amount

6.	(a)	Specified Denominations:	€100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000. No Notes will be issued in a denomination above €199,000

	(b)	Calculation Amount:	€1,000

7.	(a)	Issue Date	10 May 2013

	(b)	Interest Commencement Date;	10 May 2013

8.	Maturity Date	8 May 2020

9.	Interest Basis:	4.625 per cent. Fixed Rate

10.	Redemption/Payment Basis:	Redemption at par

11.	Change of Interest Basis or Redemption Payment Basis:	Not Applicable

12.	Put/Call Options	Investor Put — Change of Control

13.	(a) Status of the Notes:	Senior

	(b) Date of Board approval for issuance of Notes obtained:	6 May 2013

14.	Method of distribution:	Syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

15.	Fixed Rate Note Provisions	Applicable

	(a) Rate of Interest	4.625 per cent. per annum payable annually in arrear

	(b) Interest Payment Date(s)	8 May in each year up to and including the Maturity Date

There will be a short first coupon in respect of the period from and including the Interest Commencement Date to but excluding 8 May 2014

	(c) Fixed Coupon Amount:	€46.25 per Calculation Amount

	(d) Broken Amount(s):	€46.00 per Calculation Amount, payable on the Interest Payment Date falling on 8 May 2014

	(e) Day Count Fraction:	Actual/Actual (ICMA)

	(f) Determination Date(s):	8 May in each year

	(g) Other terms relating to the method of calculating interest for Fixed Rate Notes:	None

16.	Floating Rate Note Provisions	Not Applicable

17.	Zero Coupon Note Provisions:	Not Applicable

18.	Index Linked Interest Note Provisions:	Not Applicable

19.	Dual Currency Note Provisions	Not Applicable

PROVISIONS RELATING TO REDEMPTION

20.	Issuer Call:	Not Applicable

21.	Investor Put:	Applicable as per Condition 7(e) of the Terms and Conditions

	(a) Optional Redemption Date(s):	As set out in the Terms and Conditions

	(b) Optional Redemption Amount(s) and method, if any, of calculation of such amount(s):	€1,000 per Calculation Amount

	(c) Notice period (if other than as set out in the Terms and Conditions):	As set out in the Terms and Conditions

22.	Final Redemption Amount:	€1,000 per Calculation Amount

23.

Early Redemption Amount(s) payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in Condition 7(f)):

As set out in Condition 7(f)

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:

	(a) Form:	Bearer Notes:

Temporary Bearer Global Note exchangeable for a Permanent Bearer Global Note which is exchangeable for Definitive Bearer Notes only upon an Exchange Event

	(b) New Global Note:	Yes

25.	Additional Financial Centre(s) or other special provisions relating to Payment Days:	London

26.	Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (and dates on which such Talons mature):	No

27.

Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:

Not Applicable

28.	Details relating to Instalment Notes:

	(a) Instalment Amount(s):	Not Applicable

	(b) Instalment Date(s):	Not Applicable

29.	Redenomination applicable:	Redenomination not applicable

30.	Other final terms:	Not Applicable

DISTRIBUTION

31.	(a) If syndicated, names of Managers:	Banco Espírito Santo de Investimento, S.A., Sucursal en España BNP Paribas Caixa — Banco de Investimento, S.A. HSBC Bank plc Merrill Lynch International

	(b) Stabilising Manager(s) (if any):	Merrill Lynch International

32.	If non-syndicated, name of relevant Dealer:	Not Applicable

33.	U.S. Selling Restrictions:	Reg. S Compliance Category 2 TEFRA D

34.	Additional Selling Restrictions:	Not Applicable

PURPOSE OF FINAL TERMS

These Final Terms comprise the final terms required for issue and admission to trading on the London Stock Exchange’s regulated market and the Official List of the UK Listing Authority of the Notes described herein pursuant to the €7,500,000,000 Euro Medium Term Note Programme of Portugal Telecom International Finance B.V. and Portugal Telecom, SGPS, S.A.

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in these Final Terms.

Signed on behalf of the Issuer:

By: Carlos Manuel Mendes Fidalgo Moreira da Cruz

By:

Duly authorised

PART B — OTHER INFORMATION

1.	LISTING AND ADMISSION TO TRADING

	(i)	Listing and Admission to trading:

Application has been made by the Issuer (or on its behalf) for the Notes to be admitted to trading on, the London Stock Exchange’s regulated market and listed on the Official List of the UK Listing Authority) with effect from 10 May 2013

	(ii)	Estimate of total expenses related to admission to trading:	£3,650

2.	RATINGS

Ratings:

The Notes to be issued have been rated Ba2 (negative) by Moody’s Investors Service España SA, BB (negative) by Standard & Poor’s Credit Market Services France SAS and BBB (negative) by Fitch Ratings Ltd.

Moody’s Investors Service España SA, Standard & Poor’s Credit Market Services France SAS and Fitch Ratings Ltd. are established in the European Union and are registered under Regulation (EC) No. 1060/2009 (as amended). As such Moody’s Investors Service España SA, Standard & Poor’s Credit Market Services France SAS and Fitch Ratings Ltd. are included in the list of credit rating agencies published by the European Securities and Markets Authority on its website in accordance with such Regulation

3.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save for any fees payable to the Managers, so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer

4.	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES

	Reasons for the offer		See “Use of Proceeds” in the Offering Circular

5.	YIELD

	Indication of yield:		4.625 per cent.

The yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield

6.	OPERATIONAL INFORMATION

	(i)	ISIN Code:	XS0927581842

	(ii)	Common Code:	092758184

	(iii)	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):	Not Applicable

(iv)	Delivery:	Delivery against payment

(v)	Names and addresses of additional Paying Agent(s) (if any):	Not Applicable

(vi)	Intended to be held in a manner which would allow Eurosystem eligibility:	Yes

Note that the designation “yes” simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria